UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2016

MIDWEST ENERGY EMISSIONS CORP.

(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Between July 1, 2016 and October 24, 2016, Midwest Energy Emissions Corp. (the “Company,” “we,” “our,” or “us”) issued shares of common stock and warrants as described below. As a result of the issuances on October 24, 2016, the number of shares of common stock of the Company issued in the aggregate since its last report filed under this Item 3.02 or its last periodic report, whichever is most recent, equaled or exceeded 5% or more of the number of shares of common stock outstanding as last reported.

The Company’s previously filed Form 10-Q for the period ended June 30, 2016 reported 47,358,618 shares of common stock outstanding as of June 30, 2016. As a result of the issuances described herein, there are 51,589,961 shares of common stock outstanding as of the date of this report.

Such issuances consisted of the following:

On July 1, 2016, we issued 164,500 shares of our common stock to the holders of certain secured promissory notes of the Company which mature in 2018, bear interest at 10% per annum, and are convertible into one share of common stock, with the initial conversion ratio equal to $0.50 per share, as payment for accrued interest due as of June 30, 2016.

Between August 3, 2016 and September 22, 2016, we issued 1,389,323 shares of our common stock to certain holders of warrants as a result of the cashless exercise of 1,600,750 warrants to purchase shares of common stock for prices ranging from $0.35 to $0.48 per share based on the current market value of the common stock on the applicable exercise dates which ranged from $1.08 to $1.78 per share.

Between August 22, 2016 and August 30, 2016, we issued 348,149 shares of our common stock and warrants to purchase 87,038 shares of common stock to certain holders of unsecured convertible promissory notes of the Company as a result of the conversion by such holders of unsecured convertible promissory notes in the principal amount of $171,101 and accrued interest of $2,974 which notes were issued in 2012 and 2013 and which originally had a term of three years, bear interest at 12.0% per annum, and are convertible into units where each unit consists of (i) one share of common stock of the Company, and (ii) a warrant to purchase 0.25 shares of common stock of the Company at an exercise price of $0.50 per share.

Between September 27, 2016 and October 21, 2016, we issued 21,750 shares of our common stock to certain holders of warrants as a result of the exercise of warrants and receipt of the cash exercise price of $1.00 per share or $21,750 in the aggregate.

On September 29, 2016, we issued 21,402 shares of our common stock to certain holders of warrants as a result of the exercise of warrants and receipt of the cash exercise price of $0.75 per share or $16,052 in the aggregate.

On October 24, 2016, we issued 2,286,209 shares of our common stock and warrants to purchase 571,557 shares of common stock to certain holders of unsecured convertible promissory notes of the Company as a result of the conversion by such holders of unsecured convertible promissory notes in the principal amount of $1,076,742 and accrued interest of $66,359.28 which notes were issued in 2012 and 2013 and which originally had a term of three years, bear interest at 12.0% per annum, and are convertible into units where each unit consists of (i) one share of common stock of the Company, and (ii) a warrant to purchase 0.25 shares of common stock of the Company at an exercise price of $0.50 per share.

As a result of the conversion of the unsecured convertible promissory notes as described herein, none of the unsecured 12.0% convertible promissory notes issued by us in 2012 and 2013 remain outstanding.

The foregoing securities were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and/or Rule 506 thereunder, and where applicable, under Section 3(a)(9) of the 1933 Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: October 27, 2016	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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